Exhibit 10.51
AMENDMENT NO. 1 TO
AMERICAN PHYSICIANS CAPITAL, INC.
2007 BONUS PROGRAM
     THIS AMENDMENT to the American Physicians Capital, Inc. 2007 Bonus Program (the “Plan”) is intended to clarify the application of Section 409A of the Internal Revenue Code (the “Code”) to the Plan.
     WHEREAS, compensation that is earned and vested in one calendar year and paid in a subsequent calendar year is deemed to constitute a “short term deferral” not subject to the deferred compensation provisions of Code Section 409A if the compensation is paid out in a lump sum within two and a half months after the end of the calendar year in which it is earned.
     NOW THEREFORE, the American Physicians Capital 2007 Bonus Program is hereby amended to specify that all bonus amounts earned in 2007 shall be paid out in cash within two and a half months after the end of the 2007 calendar year.
     IN WITNESS WHEREOF, American Physicians Capital, Inc. has caused this Amendment No. 1 to be executed as of October 25, 2007.

AMERICAN PHYSICIANS CAPITAL, INC.
By:
R. Kevin Clinton President and Chief Executive Officer